Exhibit 10.32

EXECUTION COPY

PARENT GUARANTEE AGREEMENT

by and between

CASTLEPOINT HOLDINGS, LTD.

and

WILMINGTON TRUST COMPANY

Dated as of December 1, 2006

i

ii

PARENT GUARANTEE AGREEMENT

This PARENT GUARANTEE AGREEMENT (this “Guarantee”), dated as of December 1, 2006, is executed and delivered by CastlePoint Holdings, Ltd., a [PARENT STATE] corporation (the “Guarantor”), and Wilmington Trust Company, a banking corporation, organized under the laws of the State of Delaware, (the “Guarantee Trustee”), for the benefit of the Holders (as defined herein) from time to time of the Debentures (as defined herein) of CastlePoint Management Corp., a Delaware corporation and a wholly owned subsidiary of the Guarantor (the “Company”), and the Capital Securities (as defined herein) of CastlePoint Management Statutory Trust I, a Delaware statutory trust (the “Issuer”).

WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the “Declaration”), dated as of the date hereof among Wilmington Trust Company, not in its individual capacity but solely as institutional trustee, the administrators of the Issuer named therein, the Company, as sponsor of the Issuer, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof those undivided beneficial interests, having an aggregate liquidation amount of $50,000,000 (the “Capital Securities”);

WHEREAS, pursuant to a guarantee (the “Company Guarantee”) dated the date hereof executed and delivered by the Company and the guarantee trustee named therein for the benefit of the holders from time to time of the Capital Securities, the Company has agreed to make certain payments with respect to the Capital Securities and to make certain other payments with respect to obligations and liabilities of the Issuer;

WHEREAS, pursuant to an indenture of trust (the “Indenture”) dated as of the date hereof between the Company and Wilmington Trust Company, not in its individual capacity but solely as trustee, the Company is issuing on the date hereof $51,547,000 aggregate principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Debentures”);

WHEREAS, the Issuer desires to issue the Capital Securities and to use the proceeds thereof to purchase the Debentures; and

WHEREAS, as incentive for the Holders of the Debentures to purchase the Debentures from the Company and for the Holders of the Capital Securities to purchase the Capital Securities from the Issuer, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of Capital Securities the Guarantee Payments (as defined herein).

NOW, THEREFORE, in consideration of the purchase of the Debentures by each Debenture Holder and of the Capital Securities by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1            Definitions and Interpretation.

In this Guarantee, unless the context otherwise requires:

(a)           capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b)           a term defined anywhere in this Guarantee has the same meaning throughout;

(c)           all references to “the Guarantee” or “this Guarantee” are to this Guarantee as modified, supplemented or amended from time to time;

(d)           all references in this Guarantee to “Articles” or “Sections” are to Articles or Sections of this Guarantee, unless otherwise specified;

(e)           terms defined in the Declaration as at the date of execution of this Guarantee have the same meanings when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

(f)            a reference to the singular includes the plural and vice versa.

“Additional Amount” has the meaning set forth in Section 4.1(b).

“Additional Junior Indebtedness” means, without duplication and other than the Guarantee Payments, (a) any indebtedness, liabilities or obligations of the Guarantor, or any Subsidiary of the Guarantor, under debt securities (or guarantees in respect of debt securities) initially issued on or after the date of this Guarantee to any trust, or a trustee of a trust, partnership or other entity affiliated with the Guarantor that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of the Guarantor or any Subsidiary of the Guarantor in connection with the issuance by that entity of preferred securities, (b) other securities that are issued either junior and subordinate to or on a pari passu basis with the Guarantee Payments or (c) any guarantees of the Guarantor in respect of the equity or other securities of any entity referred to in clause (a).

“Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

“Authorized Agent” has the meaning set forth in Section 8.6.

“Beneficiaries” means any Person to whom the Company, under the terms of this Guarantee,  is obligated to pay any sum or hereafter becomes indebted or liable.

“Capital Securities” has the meaning set forth in the recitals to this Guarantee.

“Common Securities” means the common securities issued by the Issuer to the Company pursuant to the Declaration.

“Company” means CastlePoint Management Corp. and each of its successors and assigns.

“Company Guarantee” means the guarantee dated the date hereof executed and delivered by the Company and the guarantee trustee named therein for the benefit of the holders from time to time of the Capital Securities.

“Corporate Trust Office” means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Guarantee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

“Covered Person” means any Holder of Debentures or Capital Securities.

“Debentures” means the debt securities of the Company designated the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034 held by the Institutional Trustee (as defined in the Declaration) of the Issuer.

“Declaration” has the meaning set forth in the recitals.

“Declaration Event of Default” means an “Event of Default” as defined in the Declaration.

“Event of Default” has the meaning set forth in Section 2.4(a).

“Foreign Jurisdiction” has the meaning set forth in Section 4.1(b).

“Foreign Taxes” has the meaning set forth in Section 4.1(b).

“Guarantee Payments” means the following payments or distributions, without duplication, to the extent not paid or made by the Company:  (i) with respect to the Debentures, any payment that the Company is obligated to make under the Debentures and/or the Indenture; and (ii) with respect to the Capital Securities, any payments that the Company is obligated to make with respect to the Company Guarantee.

“Guarantee Trustee” means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

“Guarantor” means CastlePoint Holdings, Ltd. and each of its successors and assigns.

“Holder” means (i) any holder, as registered on the books and records of the Indenture Trustee, of any Debenture or (ii) any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that, in determining whether the Holders of the requisite percentage of Debentures and Capital Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor.

“Indemnified Person” means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

“Indenture” means the Indenture dated as of the date hereof between the Company and Wilmington Trust Company, not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the institutional trustee of the Issuer.

“Indenture Trustee” means Wilmington Trust Company, in its capacity as trustee under the Indenture, and its permitted successors and assigns.

“Issuer” has the meaning set forth in the opening paragraph to this Guarantee.

“Liquidation Distribution” has the meaning set forth in the definition of “Guarantee Payments” herein.

“Majority in liquidation amount of the Capital Securities” means Holder(s) of outstanding Capital Securities, voting together as a class, but separately from the holders of Common Securities, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities then outstanding.

“Majority of principal amount of the Debentures” means Holder(s) of outstanding Debentures, voting together as a class, of more than 50% of the aggregate principal amount of all Debentures then outstanding.

“Majority of the Holders of Debentures and Capital Securities” means Majority in liquidation amount of the Capital Securities and Majority of principal amount of the Debentures.

“New York Court” has the meaning set forth in Section 8.6.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Authorized Officer of such Person. Any Officer’s Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

(a)           a statement that the officer signing the Officer’s Certificate has read the covenant or condition and the definitions relating thereto;

(b)           a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officer’s Certificate;

(c)           a statement that the officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of the officer, such condition or covenant has been complied with.

“Optional Redemption Price” has the meaning set forth in the Indenture.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Responsible Officer” means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Senior Indebtedness” means, with respect to the Guarantor, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Guarantor for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Guarantor; (ii) all capital lease obligations of the Guarantor; (iii) all obligations of the Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Guarantor and all obligations of the Guarantor under any title retention agreement; (iv) all obligations of the Guarantor for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Guarantor is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Guarantor (whether or not such obligation is assumed by the Guarantor), whether incurred on or prior to the date of this Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any Additional Junior Indebtedness, (2) trade accounts payable of the Guarantor arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the Guarantee Payments), or (3) obligations with respect to which (a) in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu, junior or otherwise not superior in right of payment to the Guarantee Payments and (b) the Guarantor, prior to the issuance thereof, has, if required, notified the relevant state insurance regulatory agency. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Special Event” has the meaning set forth in the Indenture.

“Special Redemption Price” has the meaning set forth in the Indenture.

“Subsidiary” means with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Successor Guarantee Trustee” means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 3.1.

ARTICLE II

POWERS, DUTIES AND RIGHTS OF THE
GUARANTEE TRUSTEE

Section 2.1            Powers and Duties of the Guarantee Trustee.

(a)           This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Debentures and the Holders of the Capital Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Debentures or Capital Securities exercising his or her rights pursuant to Section 4.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

(b)           If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Debentures and/or the Holders of the Capital Securities.

(c)           The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.4) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)           No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)          the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

(B)           in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

(ii)           the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that such Responsible Officer of the Guarantee Trustee or the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(iii)          the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or relating to the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

(iv)          no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds is not reasonably assured to it under the terms of this Guarantee or security and indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

Section 2.2            Certain Rights of the Guarantee Trustee.

(a)           Subject to the provisions of Section 2.1:

(i)            The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(ii)           Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officer’s Certificate.

(iii)          Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate of the Guarantor which, upon receipt of such request, shall be promptly delivered by the Guarantor.

(iv)          The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any re-recording, refiling or re-registration thereof).

(v)           The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

(vi)          The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the Guarantee Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing contained in this Section 2.2(a)(vi) shall relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

(vii)         The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(viii)        The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(ix)           Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Debentures and the Holders of the Capital Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee’s or its agent’s taking such action.

(x)            Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from a Majority of the Holders of Debentures and Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

(xi)           The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

(b)           No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

Section 2.3            Not Responsible for Recitals or Issuance of Guarantee.

The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

Section 2.4            Events of Default; Waiver.

(a)           An Event of Default under this Guarantee will occur upon the failure of the Guarantor to perform any of its payment or other obligations hereunder.

(b)           A Majority of the Holders of Debentures and Capital Securities may, voting or consenting as a class, on behalf of the Holders of all of the Debentures and the Capital Securities,

waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 2.5            Events of Default; Notice.

(a)           The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Debentures and the Capital Securities and the Guarantor, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, however, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Debentures and the Holders of the Capital Securities.

(b)           The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice from the Guarantor or a Holder of the Capital Securities (except in the case of a payment default), or a Responsible Officer of the Guarantee Trustee charged with the administration of this Guarantee shall have obtained actual knowledge thereof.

ARTICLE III

GUARANTEE TRUSTEE

Section 3.1            Guarantee Trustee; Eligibility.

(a)           There shall at all times be a Guarantee Trustee which shall:

(i)            not be an Affiliate of the Guarantor, and

(ii)           be a banking corporation or national association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or Person authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 3.1(a)(ii), the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)           If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 3.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set forth in Section 3.2(c).

(c)           If the Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee shall either eliminate such interest or resign to the extent and in the manner provided by, and subject to this Guarantee.

Section 3.2            Appointment, Removal and Resignation of the Guarantee Trustee.

(a)           Subject to Section 3.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

(b)           The Guarantee Trustee shall not be removed in accordance with Section 3.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

(c)           The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

(d)           If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 3.2 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

(e)           No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

(f)            Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 3.2, the Guarantor shall pay to the Guarantee Trustee all amounts owing to the Guarantee Trustee under Sections 7.2 and 7.3 accrued to the date of such termination, removal or resignation.

ARTICLE IV

GUARANTEE

Section 4.1            Guarantee.

(a)           The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders of the Debentures or the Capital Securities, as the case may be, the Guarantee Payments (without duplication of amounts theretofore paid by the Company), as and when due, regardless of any defense (except the defense of payment by the Company), right of set-off or counterclaim that the Company may have or assert. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders of the Debentures or the Capital Securities, as the case may be, or by causing the Company to pay such amounts to the Holders of the Debentures or the Capital Securities, as the case may be.

(b)           All Guarantee Payments made from time to time with respect to this Guarantee shall be in U.S. dollars and shall be payable free and clear of, and without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments, levies and other governmental charges of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of any jurisdiction from which such payments are made, or any territory or political subdivision thereof, unless such deduction or withholding is required by law (“Foreign Taxes”). If by operation of law or otherwise, Foreign Taxes are required to be deducted or withheld from any amounts payable to a Holder, the Guarantor agrees to pay such additional amounts to each Holder (the “Additional Amounts”) as may be necessary to ensure that the net amount actually received by the Holder, after deduction of any Foreign Taxes imposed with respect to the payment of such Additional Amounts, shall equal the amount the Holder would have received if Foreign Taxes had been deducted or withheld from such payment; provided, however, that no Additional Amounts shall be so payable for or on account of:

(i)            any Foreign Taxes which would not have been imposed but for the fact that any Holder:

(A)          had a present or former personal or business connection with any jurisdiction from which payments are made, or any territory or political subdivision thereof (a “Foreign Jurisdiction”) other than the mere ownership of, or receipt of payment under, the Debentures or Capital Securities;

(B)           presented such Debentures or Capital Securities for payment in any Foreign Jurisdiction unless such Debentures or Capital Securities could not have been presented for payment elsewhere; or

(C)           presented a Debenture or Capital Security for payment more than fifteen (15) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(ii)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or

(iii)          any Foreign Taxes which are payable otherwise than by withholding or deduction.

Section 4.2            Waiver of Notice and Demand.

The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Company or any other Person before proceeding against the

Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 4.3            Obligations Not Affected.

The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a)           the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Debentures or the Capital Securities to be performed or observed by the Company;

(b)           the extension of time for the payment by the Company of all or any portion of the interest (or Additional Interest (as defined in the Indenture)), principal (or premium), Optional Redemption Price, Special Redemption Price or any other sums payable under the terms of the Debentures or the extension of time for the performance of any other obligation under, arising out of or in connection with, the Debentures (other than an extension of time for payment of interest (or Additional Interest), principal (or premium), Optional Redemption Price, Special Redemption Price or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

(c)           the extension of time for the payment by the Issuer of all or any portion of the Distributions, Optional Redemption Price, Special Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Optional Redemption Price, Special Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

(d)           any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Debentures or the Capital Securities, or any action on the part of the Company or Issuer granting indulgence or extension of any kind;

(e)           the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or the Issuer or any of the assets of the Company or the Issuer;

(f)            any invalidity of, or defect or deficiency in, the Debentures or the Capital Securities;

(g)           the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(h)           any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 4.4            Rights of Holders.

(a)           The Majority of the Holders of Debentures and Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; provided, however, that (subject to Section 2.1) the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Guarantee Trustee in good faith by its board of directors or trustees, executive committees or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Guarantee Trustee in personal liability.

(b)           Any Holder of Debentures or Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee’s rights under this Guarantee, without first instituting a legal proceeding against the Company, the Issuer, the Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any such action be brought first against the Company or the Issuer, the Guarantee Trustee or any other Person before so proceeding directly against the Guarantor.

Section 4.5            Guarantee of Payment.

This Guarantee creates a guarantee of payment and not of collection.

Section 4.6            Subrogation.

The Guarantor shall be subrogated to all (if any) rights of the Holders of the Debentures and the Capital Securities against the Company in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by applicable provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, after giving effect to any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 4.7            Independent Obligations.

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Debentures and of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 4.3 hereof.

Section 4.8            Enforcement by a Beneficiary.

A Beneficiary may enforce the obligations of the Guarantor contained in Section 4.1 directly against the Guarantor and the Guarantor waives any right or remedy to require that any action be brought against the Issuer or any other Person or entity before proceeding against the Guarantor. The Guarantor shall be subrogated to all rights (if any) of any Beneficiary against the Issuer in respect of any amounts paid to the Beneficiaries by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, and after giving effect to such payment, any amounts are due and unpaid under this Guarantee.

ARTICLE V

LIMITATION OF TRANSACTIONS; RANKING

Section 5.1            Limitation of Transactions.

So long as any Debentures or Capital Securities remain outstanding, if (a) there shall have occurred and be continuing an Event of Default or a Declaration Event of Default or (b) the dollar amount of the Guarantor’s and the subsidiaries’ gross written premiums on a consolidated basis from insurance policies in any calendar year fails to exceed 51% of the Guarantor’s and the subsidiaries’ gross written premiums on a consolidated basis from insurance policies in the previous calendar year; (c) the Guarantor and its subsidiaries on a consolidated basis sell more than 51% of its rights to renew insurance policies in any single transaction or series of related transactions; (d) any Significant Subsidiary (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the “Significant Subsidiaries”)) of the Guarantor which is rated by A.M. Best Company, Inc. (x) receives a rating from A.M. Best Company Inc. of B- or lower; or (y) submits a request to withdraw its rating by A.M Best Company, Inc.; (e) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee; or (f) the Company shall have selected an Extension Period as provided in the Declaration and such period, or any extension thereof, shall have commenced and be continuing, then the Guarantor shall not and shall not permit any Subsidiary to (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor’s or such Subsidiary’s capital stock (other than payments of dividends or distributions to the Company or the Guarantor or any Subsidiary thereof) or make any guarantee payments with respect to the foregoing; (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or the Guarantor or any Subsidiary thereof that rank pari passu in all respects with or junior in interest to the Debentures; or (z) enter into, amend or modify any contract with a shareholder owning more than 10% of the outstanding shares of the common stock of the

Guarantor that could require cash payments by the Guarantor to such shareholder, other than with Tower Group, Inc. or any of its wholly-owned subsidiaries, that could require cash payments by the Sponsor to such shareholder (other than, with respect to clauses (x) and (y) above, (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company or the Guarantor or any Subsidiary thereof in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company or the Guarantor, or of such Subsidiary, as the case may be (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of the Event of Default, Declaration Event of Default or selection of an Extension Period by the Company, as applicable, (ii) as a result of any exchange or conversion of any class or series of the Company’s or the Guarantor’s capital stock (or any capital stock of a Subsidiary of the Company or the Guarantor) for any class or series of the Company’s or the Guarantor’s capital stock, as the case may be (or in the case of a Subsidiary of the Company or Guarantor, any class or series of such Subsidiary’s capital stock), or of any class or series of the Company’s or the Guarantor’s indebtedness for any class or series of the Company or the Guarantor’s capital stock, as the case may be (or in the case of indebtedness of a Subsidiary of the Company or Guarantor, of any class or series of such Subsidiary’s indebtedness for any class or series of such Subsidiary’s capital stock), (iii) the purchase of fractional interests in shares of the Company’s or the Guarantor’s capital stock (or the capital stock of a Subsidiary of the Guarantor) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (vi) payments under this Guarantee).

Section 5.2            Ranking.

This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all present and future Senior Indebtedness of the Guarantor. The right of the Guarantor to participate in any distribution of assets of any of its Subsidiaries upon any such Subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that Subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that Subsidiary. Accordingly, the Guarantor’s obligations under this Guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor’s Subsidiaries, and claimants should look only to the assets of the Guarantor for payments hereunder. This Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor under any indenture or other instrument that the Guarantor may enter into in the future or otherwise.

ARTICLE VI

TERMINATION

Section 6.1            Termination.

This Guarantee shall terminate as to the Capital Securities and the Debentures (i) upon full payment of (A) the Optional Redemption Price or Special Redemption Price of all Debentures then outstanding and (B) the Optional Redemption Price or Special Redemption Price of all Capital Securities then outstanding or (ii) (A) upon full payment of the amounts payable in accordance with the Declaration upon dissolution of the Issuer and (B) upon discharge of the Indenture pursuant to Article XII thereof. This Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of the Debentures or the Capital Securities must restore payment of any sums paid under the Debentures or the Capital Securities or under this Guarantee.

ARTICLE VII

INDEMNIFICATION

Section 7.1            Exculpation.

(a)           No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.

(b)           An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company, the Issuer or the Guarantor and upon such information, opinions, reports or statements presented to the Company, the Issuer or the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care by such Indemnified Person, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which payments to Holders of Debentures or Distributions to Holders of Capital Securities might properly be paid.

Section 7.2            Indemnification.

(a)           The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or willful misconduct on the part of the Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including, but not limited to, the costs and expenses (including reasonable legal fees and expenses) of the Indemnified Person defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of the Indemnified Person’s powers or duties hereunder. The obligation to indemnify as set forth in this Section 7.2 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Guarantee.

(b)           Promptly after receipt by an Indemnified Person under this Section 7.2 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Guarantor under this Section 7.2, notify the Guarantor in writing of the commencement thereof; but the failure so to notify the Guarantor (i) will not relieve the Guarantor from liability under paragraph (a) above unless and to the extent that the Guarantor did not otherwise learn of such action and such failure results in the forfeiture by the Guarantor of substantial rights and defenses and (ii) will not, in any event, relieve the Guarantor from any obligations to any Indemnified Person other than the indemnification obligation provided in paragraph (a) above. The Guarantor shall be entitled to appoint counsel of the Guarantor’s choice at the Guarantor’s expense to represent the Indemnified Person in any action for which indemnification is sought (in which case the Guarantor shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Persons except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Guarantor’s election to appoint counsel to represent the Guarantor in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Guarantor shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Guarantor to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Guarantor and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Person(s) which are different from or additional to those available to the Guarantor, (iii) the Guarantor shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Guarantor shall authorize the Indemnified Person to employ separate counsel at the expense of the Guarantor. The Guarantor will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

Section 7.3            Compensation; Reimbursement of Expenses.

The Guarantor agrees:

(a)           to pay to the Guarantee Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree to from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(b)           except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

The provisions of this Section 7.3 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Guarantee.

ARTICLE VIII

MISCELLANEOUS

Section 8.1            Successors and Assigns.

All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Debentures and the Capital Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor’s assets to another entity, in each case, to the extent permitted under Section 8.2, the Guarantor may not assign its rights or delegate its obligations under this Guarantee without the prior approval of the Majority of the Holders of Debentures and Capital Securities.

Section 8.2            Company May Consolidate, etc., on Certain Terms.

Nothing contained in this Guarantee shall prevent any consolidation or merger of the Guarantor with or into any other Person (whether or not affiliated with the Guarantor) or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property or capital stock of the Guarantor or its successor or successors as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Guarantor, or its successor or successors) authorized to acquire and operate the same; provided, however, that the Guarantor hereby covenants and agrees that, upon any such consolidation, merger (where the Guarantor is not the surviving corporation), sale, conveyance, transfer or other disposition, the due and punctual payment of the any and all obligations of the Guarantor under this Guarantee and the performance and observance of all the covenants and conditions of this Guarantee to be kept or performed by the Guarantor, shall be expressly assumed in a guarantee satisfactory in form to the Guarantee Trustee executed and delivered to the Guarantee Trustee by the entity formed by such consolidation, or into which the Guarantor shall have been merged, or by the entity which shall have acquired such property or capital stock.

Section 8.3            Amendments.

Except with respect to any changes that do not adversely affect the rights of Holders of the Debentures or the Capital Securities in any material respect (in which case no consent of Holders will be required), this Guarantee may be amended only with the prior approval of the Majority of the Holders of Debentures and Capital Securities and the Guarantor.

The provisions of the Declaration with respect to amendments thereof apply to the giving of such approval.

Section 8.4            Notices.

All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

(a)           If given to the Guarantee Trustee, at the Guarantee Trustee’s mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of Debentures and the Holders of the Capital Securities and the Guarantor):

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention:  Corporate Trust Administration
Telecopy:  302-636-4140

(b)           If given to the Guarantor, at the Guarantor’s mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Debentures and the Capital Securities and to the Guarantee Trustee):

CastlePoint Holdings, Ltd.
Clarendon House

2 Church Street

Hamilton HM

Bermuda
Attention:  Joel Weiner, Chief Financial Officer
Telecopy:  441-292-4720

(c)           If given to any Holder of the Debentures and the Capital Securities, at the address set forth on the books and records of the Indenture Trustee and Issuer, respectively.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 8.5            Benefit.

This Guarantee is solely for the benefit of the Beneficiaries and, subject to Section 2.1(a), is not separately transferable from the Debentures and the Capital Securities.

Section 8.6            Governing Law.

(a)           PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

(b)           The Guarantor agrees that any legal action, suit or proceeding against it arising out of or related to this Guarantee may be brought in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan (each a “New York Court”) and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the aforementioned courts, in personam, generally and unconditionally, with respect to any suit, action or proceeding in connection with or arising out of this Guarantee for itself and its respective properties, assets and revenues. The Guarantor agrees that a final unappealable judgment in any action or proceeding arising out of or relating to this Guarantee shall be conclusive and may be enforced in any other jurisdiction otherwise having jurisdiction over the Guarantor by suit on the judgment or in any other manner provided by law. The Guarantor irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any foreign court.

(c)           The Guarantor designates and appoints [CT Corporation System] in New York City as its authorized agent (the  “Authorized Agent”) upon which process may be served in any such action arising out of or relating to this Guarantee which may be instituted in any New York Court by the Guarantee Trustee or the Holders, in accordance with legal procedures prescribed for such courts, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Guarantor represents and warrants that its Authorized Agent has agreed to act as said agent for service of process and the Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service of process to it shall be deemed, in every respect, effective service of process upon the Guarantor. Nothing herein shall in any way be deemed to limit the ability of the Guarantee Trustee or the Holders to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring actions, suits or proceedings against the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

Section 8.7            Counterparts.

This Guarantee may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

Section 8.8            Separability.

In case one or more of the provisions contained in this Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guarantee, but this Guarantee shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Signatures appear on the following page

THIS GUARANTEE is executed as of the day and year first above written.

CASTLEPOINT HOLDINGS, LTD., as Guarantor

By:	/s/ JOEL S. WEINER
Name: Joel S. Weiner
Title: Senior Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY, as Guarantee Trustee

By:	/s/ CHRISTOPHER J. SLAYBAUGH
Name: Christopher J. Slaybaugh
Title: Senior Financial Services Officer